As filed with the Securities and Exchange Commission on February 6, 2004            Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Myogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1348020
(State of Incorporation)	(I.R.S. Employer Identification No.)

7575 West 103rd Avenue
Suite 102
Westminster, CO 80021
303-410-6666
(Address of principal executive offices)

Myogen, Inc. 2003 Equity Incentive Plan
Myogen, Inc. 2003 Employee Stock Purchase Plan

(Full title of the plans)

J. William Freytag, Ph.D.
President, Chief Executive Officer and Chairman
Myogen, Inc.
7575 West 103rd Avenue
Suite 102
Westminster, CO 80021
303-410-6666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett, Esq.
Cooley Godward LLP
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021-8023
(720) 566-4000

EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 Opinion of Cooley Godward LLP
EX-23.1 Consent of PricewaterhouseCoopers LLP

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price Per	aggregate offering	Amount of
Title of Shares	Number of Shares (1)	Share (2)	price (2)	Registration Fee(3)

2003 Equity Incentive Plan
Common Stock (par value $.001)	750,000	$18.00	$13,500,000.00	$1,710.45
2003 Employee Stock Purchase Plan
Common Stock (par value $.001)	150,000	$18.00	$2,700,000.00	$342.09

Total:	900,000		$16,200,000.00	$2,052.54

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. This Registration Statement shall cover any additional shares of common stock that become issuable under the 2003 Equity Incentive Plan or 2003 Employee Stock Purchase Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock. None of such shares have been issued or are subject to outstanding options.

(2)	The price of $18.00 per share and the aggregate offering price are based on the average of the high and low prices of Registrant’s common stock on February 5, 2004 as reported on the Nasdaq National Market.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

1.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-110695

     The contents of Registration Statement on Form S-8 No. 333-110695 filed with the Securities and Exchange Commission on November 21, 2003 are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages

1.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on February 5, 2004.

MYOGEN, INC.

By:	/s/ J. William Freytag

J. William Freytag President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. William Freytag and Joseph L. Turner, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. William Freytag J. William Freytag	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 5, 2004

/s/ Joseph L. Turner Joseph L. Turner	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2004

/s/ Michael R. Bristow Michael R. Bristow	Chief Science and Medical Officer and Director	February 5, 2004

/s/ Kirk K. Calhoun Kirk K. Calhoun	Director	February 5, 2004

/s/ Jerry T. Jackson Jerry T. Jackson	Director	February 5, 2004

/s/ Daniel J. Mitchell Daniel J. Mitchell	Director	February 5, 2004

/s/ Arnold L. Oronsky Arnold L. Oronsky	Director	February 5, 2004

/s/ Andrew N. Schiff Andrew N. Schiff	Director	February 5, 2004

2.

Signature	Title	Date

/s/ Sigrid Van Bladel Sigrid Van Bladel	Director	February 5, 2004

3.

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages